                                                                    EXHIBIT 1B




                                   CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Dean Witter Utilities Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees of the Trust on January 13, 1988, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 13th day of January, 1988.


                                        /s/ Sheldon Curtis
                                        -------------------
                                            Sheldon Curtis
                                            Secretary


(SEAL)



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

                                    AMENDMENT

Dated:              January 13, 1988

To Be Effective:    January 13, 1988


                                       TO

                           DEAN WITTER UTILITIES FUND

                              DECLARATION OF TRUST

                             DATED DECEMBER 8, 1987





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

                                               Amendment dated January 13, 1988
                                               to the Declaration of Trust (the
                                               "Declaration") of Dean Witter
                                               Utilities Fund (the "Trust")
                                               dated December 8, 1987

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration with respect to the allocation of the taxable portion of certain dividends and the termination of the Trust by the Trustees, to be effective on January 13, 1988;

          1. Section 9.2(a) of Article IX of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

          "SECTION 9.2. TERMINATION OF TRUST. (a) The Trust or any Series may be terminated (i) by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust or the appropriate Series thereof, (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares of the Trust or the appropriate Series thereof, or by such other vote as may be established by the Trustees with respect to any class or Series of Shares, or (iii) with respect to a Series as provided in
     Section 6.9(h).  Upon the termination of the Trust or the Series:

     (i) The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

     (ii) The Trustees shall proceed to wind up the affairs of the Trust or the Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series to one or more persons at public or private sale for consideration which may consist in whole or in part cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust

     Property or Trust Property allocated or belonging to such Series shall require Shareholder approval in accordance with Section 9.4 hereof.

     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property allocated or belonging to such Series, in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights."

          2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.




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     IN WITNESS WHEREOF, the undersigned have executed this amendment to
Declaration of Trust this 13th day of January, 1988.


/s/ CHARLES A. FIUMEFREDDO              ANDREW J. MELTON, JR.
-----------------------------------     ---------------------------------------
Charles A. Fiumefreddo, as              Andrew J. Melton, Jr., as
Trustee and not individually            Trustee and not individually
One World Trade Center                  Two World Trade Center
New York, New York  10048               New York, New York  10048


/s/ SHELDON CURTIS
-----------------------------------
Sheldon Curtis, as Trustee
and not individually
One World Trade Center
New York, New York  10048

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NEW YORK)


     On this 13th day of January, 1988, ANDREW J. MELTON, JR., CHARLES A. FIUMEFREDDO and SHELDON CURTIS, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                           /s/ BARRY FINK
                                    -----------------------------
                                            Notary Public


                                             BARRY FINK
                                  Notary Public, State of New York
                                            No. 41-4711960
                                     Qualified in Suffolk County
                                Certificate filed in New York County
                                  Commission Expires Dec. 31, 1988

My commission expires:  12/31/88



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